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Exhibit 4 (c) (vi)


                                AMENDMENT NO. 5
                     TO THE MCI COMMUNICATIONS CORPORATION
                               STOCK OPTION PLAN


          The MCI Communications Corporation Stock Option Plan is hereby amended, effective November 1, 1996, in the following respects:

1. The Amendment No. 4 to the MCI Communications Corporation Stock Option Plan shall become effective upon the closing of the proposed merger between British Telecommunications plc, MCI Communications Corporation and Tadworth Corporation (the "Merger") for options granted prior to November 1, 1996.

2. The corporation is hereby delegated authority and discretion to accord the benefits of Amendment No. 4. to employees who terminate employment prior to the close of the Merger.

     IN WITNESS WHEREOF, MCI COMMUNICATIONS CORPORATION has caused this Amendment No. 5 to be executed and attested by its duly authorized officers and its corporate seal to be affixed hereto this 10th day of March, 1997.


                                   MCI COMMUNICATIONS CORPORATION


                                   By: /s/ Bert C. Roberts, Jr.
                                       ------------------------
                                       Bert C. Roberts, Jr.
                                       Chairman

ATTEST:


/s/ C. Bolton-Smith, Jr.
------------------------
C. Bolton-Smith, Jr.
Secretary